AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2018

REGISTRATION STATEMENT NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE	13-1952290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 First Stamford Place
Stamford, CT 06902
(203) 363-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony M. D’Iorio
Deputy General Counsel and Assistant Secretary
100 First Stamford Place
Stamford, CT 06902
(203) 363-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. field to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)
Debt Securities

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate offering price and number or amount of debt securities is being registered as may from time to time be offered and sold at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), Crane Co. is deferring payment of all of the registration fee.

PROSPECTUS

CRANE CO.

Debt Securities

Crane Co., from time to time, may offer to sell debt securities in one or more series. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CR.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement that relates to that offering.

WE URGE YOU TO CAREFULLY READ THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE DECIDING TO INVEST IN ANY SECURITIES OFFERED BY THIS PROSPECTUS, INCLUDING THE INFORMATION IN THE SECTIONS ENTITLED “RISK FACTORS” OF OUR MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND OUR SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 30, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC or the Commission, utilizing an automatic “shelf” registration process. Under this process, we may sell from time to time the debt securities described in this prospectus or in any prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus or the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent, dealer or other party. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 (together with all amendments, exhibits, schedules and supplements thereto, the “registration statement”) under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, which forms part of that registration statement, does not contain all of the information set forth in that registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, we urge you to read the documents contained in those exhibits.

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read on our internet site at http://www.craneco.com. The information on our internet site is not incorporated into this prospectus and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on February 28, 2017);
•	Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 17, 2017);
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 (filed with the SEC on May 5, 2017, August 3, 2017 and November 7, 2017, respectively); and
•	Current Reports on Form 8-K, filed with the SEC on January 30, 2017 (to the extent filed), April 25, 2017 (as amended on July 28, 2017 and to the extent filed), May 1, 2017, July 25, 2017 (to the extent filed), October 23, 2017 (to the extent filed), December 5, 2017 (to the extent filed), December 21, 2017, January 10, 2018 and January 30, 2018 (to the extent filed).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our Annual Report on Form 10-K for the fiscal year ended December 31, 2016) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any agreements incorporated by reference into this prospectus are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. In addition, such representations and warranties were made solely for the benefit of the parties to such agreement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Crane Co.
100 First Stamford Place
Stamford, CT 06902
Attention: Corporate Secretary
Telephone number: (203) 363-7300

You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet site at http://www.sec.gov.

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SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement. References to “Crane Co.”, “Crane”, the “Company”, the “registrant”, “we”, “our” and “us” and similar terms mean Crane Co. and its subsidiaries, unless the context requires otherwise.

CRANE CO.

We are a diversified manufacturer of highly engineered industrial products comprised of four segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane provides products and solutions to customers in the hydrocarbon processing, petrochemical, chemical, power generation, unattended payment, currency design and production, automated merchandising, aerospace, electronics, transportation and other markets.

Our strategy is to grow earnings and cash flow by focusing on the manufacturing of highly engineered industrial products for specific markets where our scale is a relative advantage, and where we can compete based on our proprietary and differentiated technology, our deep vertical expertise and our responsiveness to unique and diverse customer needs. We continuously evaluate our portfolio, pursue acquisitions that complement our existing businesses and are accretive to our growth profile, selectively divest businesses where appropriate and pursue internal mergers to improve efficiency. We strive to foster a performance-based culture focused on productivity and continuous improvement, to attract and retain a committed management team whose interests are directly aligned with those of our stockholders and to maintain a focused, efficient corporate structure.

We deploy a comprehensive set of business processes, philosophies and operational excellence tools to drive continuous improvement throughout our businesses. Beginning with a core value of integrity, we incorporate “Voice of the Customer” teachings (specific processes designed to capture our customers’ requirements) and a broad range of tools into a disciplined strategy deployment process that drives profitable growth by focusing on continuously improving safety, quality, delivery and cost. An embedded intellectual capital development process ensures that we attract, develop, promote and retain talent to drive continuity and repeatable results.

We are a Delaware corporation incorporated on April 3, 1985. Our principal executive offices are located at 100 First Stamford Place, Stamford, CT 06902, telephone number (203) 363-7300.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

From time to time, in this prospectus and the documents we incorporate by reference in this prospectus, as well as in other written reports and oral statements, we discuss our expectations regarding our future performance. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. You can identify forward-looking statements by the use of terms such as “believes”, “contemplates”, “expects”, “may”, “will”, “could”, “should”, “would”, or “anticipates”, other similar phrases, or the negatives of these terms.

We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us and the markets we serve. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. We have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	The effect of changes in economic conditions in the markets in which we operate, including financial market conditions, end markets for our products, fluctuations in raw material prices and the financial condition of our customers and suppliers;
•	Economic, social and political instability, currency fluctuation and other risks of doing business outside of the United States;
•	Competitive pressures, including the need for technology improvement, successful new product development and introduction and any inability to pass increased costs of raw materials to customers;
•	Our ability to successfully integrate acquisitions and to realize synergies and opportunities for growth and innovation;
•	Our ability to successfully value acquisition candidates;
•	Our ongoing need to attract and retain highly qualified personnel and key management;
•	A reduction in congressional appropriations that affect defense spending;
•	The ability of the U.S. government to terminate our government contracts;
•	The outcomes of legal proceedings, claims and contract disputes;
•	Adverse effects on our business and results of operations, as a whole, as a result of increases in asbestos claims or the cost of defending and settling such claims;
•	Adverse effects as a result of further increases in environmental remediation activities, costs and related claims;
•	Investment performance of our pension plan assets and fluctuations in interest rates, which may affect the amount and timing of future pension plan contributions; and
•	Adverse effects of changes in tax, environmental and other laws and regulations in the United States and other countries in which we operate.

While we believe that the assumptions underlying such forward-looking statements are reasonable, there can be no assurance that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus and the documents we incorporate by reference into this prospectus are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in our expectations or results.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012 are as follows:

	NINE MONTHS ENDED SEPTEMBER 30	YEAR ENDED DECEMBER 31
	2017	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges	9.4x	4.6x	8.3x	6.8x	10.2x	8.9x

For the purpose of calculating the ratio of earnings to fixed charges, our earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense and one-third of our rental expense, which approximates the interest factor.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions (including amounts borrowed to fund previously consummated acquisitions), working capital, satisfaction of other obligations and repurchase of our outstanding securities. Pending any such use, the net proceeds from the sale of the securities may be invested in interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES

The securities will be either senior or subordinated debt securities offered in one or more series which may be convertible into another security. This section summarizes certain general terms of the debt securities that are common to all series, the covenants of our company applicable to our senior debt securities and the subordination provisions applicable to our subordinated debt securities. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement. Those terms may vary from the terms described here. A prospectus supplement may also describe special federal income tax consequences of the debt securities.

The debt securities are governed by documents called “indentures.” The indentures are contracts between us and a financial institution acting as the trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Events of Default—Remedies If an Event of Default Occurs.” Second, the trustee performs administrative duties for us. Senior debt securities will be issued under an indenture anticipated to be entered into between us and a trustee to be named therein, and subordinated debt securities will be issued under an indenture anticipated to be entered into between us and a trustee to be named therein. The indentures will contain substantially the same terms, except for certain covenants in the indenture for the senior debt securities and the subordination provisions in the indenture for the subordinated debt securities.

The indentures contain the full text of the matters described in this section. The indentures and the debt securities are governed by New York law. Copies of the forms of the indentures have been filed with the SEC and have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities. See “Where You Can Find More Information” for information on how to obtain copies of the forms of indentures. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions used in the indentures. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indentures. We describe the meaning in detail in the indentures. In this prospectus, we summarize the meaning for only the more important terms. Whenever we refer to sections or defined terms of the indentures in this prospectus, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the related prospectus supplement.

General

We may offer the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to Senior Indebtedness as described under “—Subordination Provisions.” Neither indenture limits the amount of debt that we may issue under that indenture, nor does either indenture limit the amount of other unsecured debt or securities that we or our subsidiaries may issue.

Our sources of payment for the debt securities are revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries account for most of our consolidated assets and substantially all of our earnings. As a result, our ability to pay our obligations, including our obligation to make payments on the debt securities, depends upon our subsidiaries repaying investments and advances we have made to them and upon the earnings of our subsidiaries and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on the debt securities or to make funds available to us. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into agreements that prohibit or restrict dividends or other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries must pay all their creditors in full before their assets are available to pay holders of our debt securities. Even if we are recognized as a creditor of our subsidiaries, our claim would be subordinated to any security interests in their assets and also could be subordinated to all other claims on their assets or earnings.

You should look in the related prospectus supplement for the following terms of the debt securities being offered:

•	The title of the debt securities and whether such debt securities will be senior debt securities or subordinated debt securities;
•	Any changes in the applicable subordination provisions for any subordinated debt securities;
•	The total principal amount of such debt securities;
•	The price at which such debt securities, including the amount of discount or premium, if any, with which such debt securities, will be issued;
•	The date or dates on which such debt securities will mature and the right, if any, to extend such date or dates;
•	The annual rate or rates, if any, at which such debt securities will bear interest, and, if the interest rate is variable, the method of determining such rate;
•	The dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•	Whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	Any redemption, early repayment or sinking fund provision;
•	Authorized denominations;
•	If other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	Place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	The form of such debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	If the amount of payments of principal of, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;
•	Whether the debt securities are secured and the terms of such security;
•	Any covenants applicable to the particular debt securities being issued;
•	Any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	The guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	The currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	The time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•	Our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	Any restriction or conditions on the transferability of the debt securities;
•	Provisions granting special rights to holders of the debt securities upon occurrence of specified events including, without limitation, reorganization and change in control;
•	Additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	Provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•	Any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities, including the restrictive covenants described below).

Restrictive Covenants

The indentures will provide for two principal restrictions on our activities and the activities of our subsidiaries for the benefit only of holders of the senior debt securities. The restrictive covenants summarized below will apply to each series of senior debt securities as long as any of those senior debt securities are outstanding, unless waived or amended, or unless the related prospectus supplement states otherwise.

RESTRICTIONS ON LIENS. Some of our property may be subject to a mortgage or other legal mechanism that gives some of our lenders preferential rights in that property over other general creditors, including the direct holders of the senior debt securities, if we fail to pay them back. These preferential rights are called “Liens.” The indenture for the senior debt securities will provide that, with certain exceptions described below, we will not, and we will not permit any of our Subsidiaries to, become obligated on any new debt that is secured by a Lien on any Principal Property, unless we or our Subsidiary grant an equal or higher-ranking Lien on the same property to the direct holders of the senior debt securities and, if we so determine, to the holders of any of our other debt that ranks equally with the senior debt securities, for so long as any such new debt is so secured by a Lien on such Principal Property.

We will not need to comply with this restriction if the amount of all of our and our Subsidiaries’ debt that would be secured by Liens on any Principal Property and all “Attributable Debt” as described under “—Certain Definitions Relating to Our Restrictive Covenants” below, that results from a Sale and Leaseback Transaction involving any Principal Property, is not more than 15% of our Consolidated Net Tangible Assets.

When we calculate the limits imposed by this restriction, we can disregard the following types of Liens:

•	Liens on the property of any of our Subsidiaries, if those Liens are existing at the time the Person becomes our Subsidiary;
•	Liens on property existing at the time we acquire the property, including property we may acquire through a merger or similar transaction, or that we grant in order to secure or provide for the payment of all or any part of the purchase price of the property;
•	Liens on current assets (as determined by reference to those assets classified as current on our most recently internally available consolidated balance sheet) securing debt incurred to finance working capital requirements, provided, however, that the indebtedness secured by such Lien does not mature later than 270 days from the date incurred;
•	any Lien on any property, plant or equipment improved or constructed by us or a Subsidiary and created within 270 days after the later of the commencement of operations of such property, plant or equipment or completion of such construction or any repairs, additions or other improvements thereon, to secure or provide for the payment of all or any part of the cost of such construction or repairs, additions or other improvements;

•	Intercompany Liens in favor of us or our Subsidiaries;
•	Liens in favor of federal or state governmental bodies or any other country or political subdivision of another country, that we may grant in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;
•	Liens that extend, renew or replace any of the Liens described above (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of the debt secured by such Liens);
•	Liens that arise in the ordinary course of business and that relate to amounts that are not yet due or that we are contesting in good faith;
•	Liens that arise under worker’s compensation laws or similar laws;
•	Liens created by or resulting from any litigation or proceedings which are being contested in good faith; Liens arising out of judgments or awards against us or any of our Subsidiaries with respect to which we or a Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by us or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which we or such Subsidiary is a party;
•	Liens in respect of Sale and Leaseback Transactions permitted pursuant to the covenant described under “Restrictions on Sale and Leasebacks” below;
•	Liens in favor of a taxing authority for taxes that are not delinquent, that we can pay without penalty, or that we are contesting in good faith; and
•	Other Liens that arise in the ordinary course of our business that are not incurred in connection with the creation of debt and that do not, in our opinion, impair the value of the assets encumbered by the Liens.

The indentures will not prohibit us from incurring as much unsecured debt as we choose.

RESTRICTIONS ON SALES AND LEASEBACKS. The indentures will provide that we will not and will not permit our Subsidiaries to enter into any Sale and Leaseback Transaction involving any Principal Property, unless we comply with this restrictive covenant. A “Sale and Leaseback Transaction” generally is an arrangement between us and a bank, insurance company or other lender or investor where we lease a property which was or will be sold by us to that lender or investor, other than a lease for a period of three years or less.

We can comply with this restrictive covenant in one of two ways:

•	We will be in compliance if we could, at the time of the transaction, grant a Lien on the Principal Property to be leased in an amount equal to the Attributable Debt for the Sale and Leaseback Transaction without being required to grant an equal or higher-ranking Lien to the direct holders of the senior debt securities as described above under “—Restrictions on Liens.”
•	We can also comply if the proceeds of the sale of the Principal Property are at least equal to its fair market value and within 180 days of the transaction we apply an amount equal to the proceeds either to purchase property or to retire senior debt securities, or any other debt that has a maturity of more than one year or is by its terms renewable or extendible beyond one year at our option.

CERTAIN DEFINITIONS RELATING TO OUR RESTRICTIVE COVENANTS. Following are summary definitions of some of the capitalized terms that are important in understanding the restrictive covenants previously described.

“Attributable Debt” means the total present value of the rental payments during the remaining term of any lease associated with a Sale and Leaseback Transaction, excluding renewals. To determine that present value, we use a discount rate equal to the average interest borne by all outstanding senior debt securities determined on a weighted average basis and compounded semi-annually or, at our election, the rate of interest implicit in the terms of such lease. If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease payment will be estimated in such reasonable manner as we may in good faith determine.

“Consolidated Net Tangible Assets” is the total amount of assets after subtracting all current liabilities and all trade names, trademarks, licenses, patents, copyrights, goodwill, organizational costs and deferred charges, other than prepaid items and tangible assets being amortized, as those amounts appear on our most recent internally available quarterly or annual consolidated balance sheet, provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical asset of us or of any Subsidiary, whether owned at or acquired after the date of the indenture, having a net book value at the time of the determination in excess of the greater of 0.5% of Consolidated Net Tangible Assets or $8 million. This definition excludes, in each case, any of the above which in the good faith opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries as a whole.

“Subsidiary” means a Person in which we and/or one or more of our other Subsidiaries owns more than 50% of the voting stock, which means stock that ordinarily permits its owners to vote for the election of directors.

Subordination Provisions

Under the indenture for the subordinated debt securities, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” is defined as the principal of, premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date of the indenture for the subordinated debt securities or incurred or created after that date:

•	All our indebtedness for money borrowed;
•	All our indebtedness evidenced by notes, debentures, bonds or other securities, including the senior debt securities;
•	All our lease obligations that are capitalized on our books in accordance with generally accepted accounting principles;
•	All indebtedness and all lease obligations of others of the kinds described above assumed by or guaranteed in any manner by us; and
•	All renewals, extensions or refundings of indebtedness, leases or other obligations of the kinds described above.

None of the indebtedness described above will be part of Senior Indebtedness, however, if the relevant instrument or lease expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any of our other indebtedness, or is not higher-ranking than, or is of an equal rank with, the subordinated debt securities. Senior Indebtedness also will not include (i) any of our obligations to any Subsidiary or (ii) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business.

If and as long as there is a continuing default in the payment of any Senior Indebtedness after any applicable grace period, we will not make or agree to make any payments of principal, premium or interest on the subordinated debt securities, or for any redemption, retirement, purchase, other acquisition or defeasance of the subordinated debt securities.

Payment of principal and interest on the subordinated debt securities upon our dissolution, winding up, liquidation or reorganization also will generally be subordinated to the prior payment in full of all Senior Indebtedness. As a result, in such an event holders of Senior Indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

Subordination will not prevent the occurrence of any Event of Default under the indenture for the subordinated debt securities.

Upon the effectiveness of any defeasance for a series of subordinated debt securities as described under “—Defeasance,” the series will cease to be subordinated.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness as of a recent date. Except for the restrictive covenants in the indenture for the senior debt securities, the indentures will not limit other debt that may be incurred or issued by us or our subsidiaries or contain financial or similar restrictions on us or our subsidiaries.

Mergers and Similar Events

The indentures will generally permit us to consolidate or merge with another Person or firm. The indentures will also permit us to sell substantially all of our assets. However, we will not be able to take any of these actions unless the following conditions are met:

•	If we merge out of existence or sell all or substantially all of our assets, the successor or transferee entity must be a Person organized under the laws of a state of the United States or the District of Columbia or under federal law and it must agree to expressly assume our obligations under the debt securities.
•	The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no default test, a default would include an Event of Default that has occurred and not been cured, as described under “—Events of Default—What is an Event of Default?” and would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Events of Default

The indentures will grant holders of our debt securities special rights if an Event of Default occurs and is not cured, as described later in this subsection.

WHAT IS AN EVENT OF DEFAULT? The term “Event of Default” means any of the following:

•	We do not pay interest on a debt security within 30 days of its due date;
•	We do not pay the principal of or premium on a debt security on its due date;
•	We do not pay any sinking fund installment on its due date;
•	We remain in breach of any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;
•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or
•	Any other Event of Default described in the prospectus supplement occurs.

REMEDIES IF AN EVENT OF DEFAULT OCCURS. The indentures will provide that if an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of the affected series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” The indentures will provide that under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series.

Except in cases of default, where the trustee has some special duties, the trustee will not be required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability.

If reasonable protection from expenses and liabilities is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series will be able to direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in some circumstances.

The indentures will provide that before you bypass the trustee and bring your own lawsuit or other formal legal action or take any other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured;
•	The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the default, and must offer reasonable protection to the trustee against the cost and other liabilities of taking that action; and
•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of protection.

However, you will be entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

CHANGES REQUIRING APPROVAL OF ALL HOLDERS. First, there are changes that cannot be made to your debt securities without the approval of every holder affected by the proposed change. A list of those types of changes follows:

•	Change the due date of the principal of or interest on a debt security;
•	Reduce any amounts due on a debt security (excluding changes to the terms of any change of control or similar offer relating to any debt securities or the notice period for the redemption of any debt securities);
•	Change the currency of payment on a debt security;
•	Impair your right to sue for payment;
•	Reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures; and
•	Reduce the percentage of holders of debt securities whose consent is needed to waive compliance with some provisions of the indentures or to waive some defaults.

CHANGES REQUIRING APPROVAL OF LESS THAN ALL HOLDERS. The second type of change to the indentures and the debt securities is the kind that requires the approval of less than all holders of the affected series. This category includes changes that require approval of holders owning a majority of the outstanding principal amount of the affected series.

Most changes to the indentures and debt securities will not be permitted without a majority vote. The same majority vote will be required to waive compliance in whole or in part with the restrictive covenants described under “—- Restrictive Covenants.”

A majority vote will be required to waive any default under the indentures, other than a default that results from the breach of a covenant or other provision that cannot be amended without the consent of all the holders of the affected series.

CHANGES NOT REQUIRING APPROVAL OF HOLDERS. The third type of change does not require any vote by holders of debt securities. This type of change is limited to clarifications and other changes that would not materially adversely affect holders of the debt securities.

With respect to any vote of holders of debt securities, we will generally be entitled (but are not required) to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indentures.

“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Discharge

We may discharge certain obligations to holders of any series of debt securities issued under either indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption under arrangements satisfactory to the trustee) by, among other things, irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under an indenture. The indentures will provide that if we deposit with the trustee funds or government securities sufficient to make payments on a series of debt securities on their due dates, then, at our option, one of the following will occur:

•	We will be discharged from our obligations with respect to the debt securities of that series (called legal defeasance); or
•	We will no longer have to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (called covenant defeasance).
•	In the case of legal defeasance of a series of debt securities, the direct holders of that series of debt securities will not be entitled to the benefits of the indenture. You would have to rely solely on the funds deposited with the trustee for repayment of the debt securities. In the unlikely event of a shortfall in those funds, you could not look to us for repayment. The funds deposited with the trustee, however, would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from the subordination provisions of the subordinated debt securities described under “—Subordination Provisions.”

In the case of covenant defeasance of a series of debt securities, we would still be obligated to pay principal, premium, if any, and interest on the debt securities of the affected series. You would lose the protection of the restrictive covenants described under “—Restrictive Covenants” and our obligations described above under “—Mergers and Similar Events,” but you would have the added protection of having money and securities set aside in trust to repay the debt securities. If there were a shortfall in the trust deposit, you could still look to us for repayment of the debt securities. Depending on the event causing the default, however, you may not be able to obtain payment of the shortfall. You would also be released from the subordination provisions of the subordinated debt securities described under “—Subordination Provisions.”

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the affected series of debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion must be based on a ruling from the IRS or a change in tax law to that effect.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in “Street Name,” you should check with your own institution to find out:

•	How it handles payments and notices;
•	Whether it imposes fees or charges;

•	How it would handle voting if applicable;
•	Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•	If applicable, how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustees under the indentures and those of any third parties employed by us or the trustees, will run only to persons who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.

Global Securities

WHAT IS A GLOBAL SECURITY? A global security is a special type of indirectly held debt security as described under “—‘Street Name’ and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities and, if so, describes the specific terms of the arrangement with the depositary.

SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

An investor should be aware that if securities are issued only in the form of global securities:

•	The investor cannot get debt securities registered in his or her own name;
•	The investor cannot receive physical certificates for his or her interest in the debt securities;
•	The investor will be a “Street Name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities. See “—’Street Name’ and Other Indirect Holders;”
•	The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and
•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. We and the trustees have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustees also do not supervise the depositary in any way.

SPECIAL SITUATIONS WHEN GLOBAL SECURITY WILL BE TERMINATED. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in “Street Name” will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. The rights of “Street Name” investors and direct holders in the debt securities have been previously described in subsections entitled “—Street Name’ and Other Indirect Holders” and “— Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.
•	When an Event of Default on the debt securities has occurred and has not been cured.
•	At any time if we decide to terminate a global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons, and, unless we inform you otherwise in the prospectus supplement, only in denominations of $1,000 and multiples of $1,000. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate.

The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee under each indenture as security registrar for the debt securities issued under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement:

•	Payments on the debt securities will be made in U.S. dollars by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer;
•	We will make interest payments to the Person in whose name the debt security is registered at the close of business on the record date for the interest payment; and
•	The trustee under each indenture will be designated as our paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	directly to purchasers;
•	through dealers or agents;
•	to investors directly in negotiated sales or in competitively bid transactions;
•	to holders of other securities in exchanges in connection with acquisitions; or
•	through a combination of any of these methods.

The prospectus supplement for each series of securities we sell will describe the offering, including:

•	the name or names of any underwriters;
•	the purchase price and the proceeds to us from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents;
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

In addition, we may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Underwriters

If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
•	Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

Agents

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers if indicated in an applicable prospectus supplement. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS

In connection with particular offerings of the debt securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Crane Co. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC registration fee	$	*
Blue Sky fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Printing and engraving fees		**
Miscellaneous		**
Total	$	**
*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company’s Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the Corporation if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company’s By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X. The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain Director’s and Officers’ liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, or by any change in the Company’s Certificate of Incorporation or By-Laws.

The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

Item 17.	UNDERTAKINGS.

The undersigned registrant undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii)	To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

(2)	That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

	Exhibit Number	Description
*	1.1	Form of Underwriting Agreement

+	4.1	Form of Senior Indenture, to be entered into between Crane Co. and The Bank of New York Mellon, as trustee.

	4.2
Form of Subordinated Indenture, to be entered into between Crane Co. and a trustee to be named therein (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Crane Co. (File No. 333-188367)).

*	4.3	Form of Senior Note

*	4.4	Form of Subordinated Note

+	5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

+	12.1	Computation of Ratio of Earnings to Fixed Charges

+	23.1	Consent of Deloitte & Touche LLP

+	23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

+	24.1	Powers of Attorney (included on signature page)

+	25.1	Form of T-1 Statement of Eligibility of Senior Debt Indenture Trustee

*	25.2	Form of T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee
*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on January 30, 2018.

CRANE CO.

By:	/s/ Richard A. Maue
	Name:	Richard A. Maue
	Title:	Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Crane Co., a Delaware corporation, do hereby constitute and appoint Richard A. Maue and Anthony M. D'Iorio, or either one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(e) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Max H. Mitchell	Chief Executive Officer and President (Principal Executive Officer)	January 30, 2018
Max H. Mitchell

/s/ Richard A. Maue	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2018
Richard A. Maue

/s/ Robert S. Evans	Chairman of the Board	January 30, 2018
Robert S. Evans

/s/ Martin R. Benante	Director	January 30, 2018
Martin R. Benante

/s/ E. Thayer Bigelow	Director	January 30, 2018
E. Thayer Bigelow

/s/ Donald G. Cook	Director	January 30, 2018
Donald G. Cook

/s/ Ronald C. Lindsay	Director	January 30, 2018
Ronald C. Lindsay

/s/ Philip R. Lochner, Jr.	Director	January 30, 2018
Philip R. Lochner, Jr.

/s/ Ellen McClain	Director	January 30, 2018
Ellen McClain

/s/ Charles G. McClure	Director	January 30, 2018
Charles G. McClure

/s/ Jennifer M. Pollino	Director	January 30, 2018
Jennifer M. Pollino

/s/ Peter O. Scannell	Director	January 30, 2018
Peter O. Scannell

/s/ James L. L. Tullis	Director	January 30, 2018
James L. L. Tullis